                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints any one of James S. Beard, James
R. English, Edward J. Scott, and Paul J. Gaeto as his attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, to execute for each of the undersigned and in his name and capacity with Caterpillar Financial Services Corporation as listed below, and to file any of the documents hereinafter described relating to the issuance and offering of the Company's debt securities up to a total of US$4,000,000,000 (or greater amount, if applicable, in connection with any Rule 462(b) Registration Statement (as defined below)) or its equivalent in the currency of countries other than the United States (including in such amount the offering price rather than the face value of any such securities sold at a discount from face value), such documents being: a Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission and any registration statement (a "Rule 462(b) Registration Statement") increasing the size of the offering under such Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, any all other documents required to be filed with respect thereto with any regulatory authority, and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, each acting alone, with full powers of substitution and resubstitution, full power and authority to accomplish the foregoing registration as fully as the undersigned might do.

     Dated as of this 25th day of April, 2001.

              Signature                                   Title
              ---------                                   -----

        /s/ James S. Beard             President, Director and Principal Executive
______________________________________  Officer
            James S. Beard

       /s/ James R. English            Executive Vice President and Director
______________________________________
           James R. English

        /s/ James W. Owens             Director
______________________________________
            James W. Owens

     /s/ Kenneth C. Springer           Controller and Principal Accounting Officer
______________________________________
         Kenneth C. Springer

       /s/ Edward J. Scott             Treasurer and Principal Financial Officer
______________________________________
           Edward J. Scott